PMI Mortgage Insurance Co.

BULK PRIMARY MASTER POLICY

BLOCKED PERSONS EXCLUSION ENDORSEMENT

ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY,

FORMS UW 2510.00 & UW 2511.00TX

It is understood and agreed that the Bulk Primary First Lien Master Policy (“Policy”) is amended as follows:

The following provision is added as a new Section III.,L. (“Blocked Persons Exclusion”):

L.

Any Claim arising from or related to a Loan made null and void by any of the provisions of the Office of Foreign Asset Control Regulations found in Title 31, Chapter V, Parts 500 through 598 of the United States Code of Federal Regulations, or any other state or federal statute or regulation prohibiting the making of a Loan to a specified Person.

All other terms and conditions of the Policy remained unchanged.